EXHIBIT 99

The following certification accompanies the Plan’s Annual Report on Form 11-K and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 25, 2003.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the Global Imaging Systems 401(k) Retirement Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned, the Vice President of Human Resources of Global Imaging Systems, Inc. and Controller of Global Imaging Systems, Inc., hereby certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assts available for benefits of the Plan.

June 27, 2003	/s/ Cecil McClary
Date	Cecil McClary,
Vice President of Human Resources of Global Imaging Systems, Inc.

June 27, 2003	/s/ Craig Storts
Date	Craig Storts,
Controller of Global Imaging Systems, Inc.

A signed original of this statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.